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                                                                   EXHIBIT 10.21

                                  OFFICE LEASE


THIS AGREEMENT OF LEASE ("Lease") is made this______ day of________________1999, by FEDERAL CENTER LIMITED PARTNERSHIP, a District of Columbia limited partnership (hereinafter referred to as "Landlord") and ANADAC, INC., a Virginia corporation (hereinafter referred to as "Tenant").

WHEREAS, Landlord is the owner of a site upon which Landlord intends to construct a multistory office building to be known by street address as 300 M Street, S.E., Washington, D.C. (hereinafter referred to as "Building"); and

WHEREAS, Tenant desires to lease space in the Building and Landlord is willing to rent Tenant space in the Building, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

    Article I Basic Lease Information.

        1.1 (a) Building: An eight (8) story office building that will contain approximately 281,856 square feet of rentable area (comprised of both office and retail space).

                (b) Premises: Approximately thirty-six thousand nine hundred five (36,905) square feet, representing the entire sixth (6th) floor of the Building as identified on Exhibit A attached hereto and made a part hereof. The foregoing measurement of the Premises and the Building shall be determined by Landlord's architect in accordance with the ANSI/BOMA Standard Method of Measurement, which measurement shall be subject to review and approval by Tenant's architect not later than one hundred twenty (120) days after the date hereof.

                (c) Lease Term: Ten (10) years, subject to (i) one (1) five (5) year option to extend the Lease Term and (ii) an option to terminate this Lease effective as of the expiration of the sixth (6th) Lease Year (as each such option is more particularly set forth herein).

                (d) Lease Commencement Date: Subject to the terms of this Lease, the date that is the later of (i) July 1, 2001, or (ii) the date that Landlord Substantially Completes the Tenant Improvements in accordance with Exhibit B (as such terms are defined in Exhibit B attached hereto and made a part hereof), currently projected to be July 1, 2001.

                (e) Base Rent: One Million One Hundred Seven Thousand One Hundred Fifty Dollars ($1,107,150) per annum ($30.00 per square foot), payable in equal monthly installments of Ninety-Two Thousand Two Hundred Sixty-Two and 501100 Dollars ($92,262.50), net of the costs of electricity, which amount is subject to adjustment as provided in Section 4.2 hereof. The phrase "net of the costs of electric" shall mean that Tenant shall pay for ail direct and actual electricity used for the Premises and Tenant's Operating Expense Percentage of direct and actual electricity used for the Building.

                (f) Base Operating Expenses: Operating Expenses for the entirety of the first Lease Year.

                (g) Base Real Estate Taxes: Real Estate Taxes assessed and/or charged during the entirety of the first Lease Year.

                (h) (A) Tenant's Operating Expense Percentage: The ratio that the square feet of rentable area in the Premises bears to the square feet of office rentable area in the Building, which Tenant's Operating Expense Percentage is initially estimated to be 13.68%.

                    (B) Tenant's Real Estate Percentage: The ratio that the square feet of rentable area in the Premises bears to the square feet of rentable area in the Building, which Tenant's real Estate Percentage is initially estimated to be 13. 10%.

                (i) Security Deposit: A letter of credit in the amount of Two Hundred Seventy-Six Thousand Seven Hundred Eighty-Seven and 501100 Dollars ($276,787.50), subject to adjustment as set forth in Article XIII hereof.

                (j) Tenant Address for Notices: Anadac, Inc., 2200 Clarendon Blvd., Suite 900, Arlington, VA 22201, Attn: Mindy Jensen, Chief Financial Officer, until Tenant has commenced use of the Premises, and the Premises after Tenant has commenced beneficial use of the Premises. A copy of all Tenant notices shall also be sent to Watt, Tieder, Hoffar & Fitzgerald,



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L.L.P., 7929 Westpark Drive, Suite 400, McLean, VA 22102, Attn: John G. Lavoie,
Esquire. (k) Tenant Improvements: Landlord shall provide a mutually agreed upon building standard turnkey buildout in accordance with Exhibit B to this Lease.

                (1) Parking: One (1) parking permit for each eight hundred (800) rentable square feet comprising the Premises. ending on December 3 1.

                (m) Calendar Year: Each annual period commencing on January I and

    Article 11 Premises.

        2.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, conditions, covenants, and agreements hereinafter provided. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building, but includes no other rights not specifically set forth herein.

        2.2 Tenant shall have the right to use on an unassigned and non-exclusive basis the number of parking pen-nits set forth in Section 1.1(1) in the garage structure; provided, however, that Tenant shall have the right to have five (5) of the foregoing permits be for reserved permits. The monthly rates for the parking permits during the first (1st Lease Year are as follows:
$150 for non-reserved permits; and $250.00 for reserved pen-nits. In addition, upon the first granting of reserved parking to another tenant of the Building in the Building garage, Tenant shall have the right to reserved parking in the Building garage (a) in the same ratio as granted to such other tenant, (b) in the same general vicinity as granted to such other tenant and (c) substantially in accordance with the terms of such reserved parking. Landlord agrees that during the Lease Term the per annum parking rates shall not be increased by more than three percent (3%) over the parking rates then in effect for the immediately preceding annual period. Tenant shall contract directly with the manager of the parking garage and shall be responsible for the performance under such contract, including the payment of the standard rates determined by the parking garage manager from time to time (other than for the first (1st) Lease Year, which are set forth above). In the event Tenant contracts with the parking garage manager, then, Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord or the parking garage manager may make hereafter from time to time with respect to the use of the parking areas. Landlord's and the parking garage manager's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with the rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach of such rules and regulations by the parking garage manager or by any other tenant, its agents, employees and invitees or members of the public who may park in the parking areas.

    Article III Term.

        3.1 The Lease Term and Tenant's obligation to pay rent hereunder shall commence on the Lease Commencement Date. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth above Plus the partial month in which the I-ease Commencement Date occurs. The date on which the Lease Term expires shall be the Lease Expiration Date. Each twelve (12) month period during the Lease Term, initially beginning on the Lease Commencement Date, shall be a Lease Year.

        3.2 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit C hereto affirming the Lease Commencement Date and the Lease Expiration Date.

        3.3 It is presently anticipated that the Premises will be delivered to Tenant on or about July 1, 2001. Landlord and Tenant agree that in the event Substantial Completion of the Tenant Improvements is delayed for any reason whatsoever, this Lease shall not be void or voidable except to the extent expressly set forth below, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

                (a) Landlord anticipates commencement of excavation (i.e., excavation of at least one floor below grade level for the entire Building) (the "Excavation") no later than October 3 1, 1999. In the event the Excavation has not been commenced on or before such date, Tenant shall be entitled to terminate this Lease by written notice to Landlord within ten (10) days thereafter, provided, further, that if the Excavation has not commenced within sixty (60) days after October 31, 1999, either Landlord or Tenant shall be entitled to terminate this Lease by written notice to the other within ten (10) days thereafter. Upon any such termination, the parties shall be relieved of any further obligations hereunder, with the exception that Landlord shall promptly return to Tenant the Security Deposit. In addition, Landlord shall promptly reimburse Tenant the reasonable out-of-pocket costs incurred by or arising from this Lease (e.g., legal fees, design, engineering and architectural fees) in an amount not to exceed One Dollar ($1.00) per rentable square foot of the Premises (the "Termination Payment").



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                (b) Landlord further anticipates commencement of construction of the base building (the "Base Building Construction") no later than December 31, 1999. In the event the Base Building Construction has not been commenced on or before such date, Tenant shall be entitled to terminate this Lease by written notice to Landlord within ten (10) days thereafter, provided, further, that if the Base Building Construction has not commenced within sixty (60) days after December 31, 1999, either Landlord or Tenant shall be entitled to terminate this Lease by written notice to the other within ten (10) days thereafter. Upon any such termination, the parties shall be relieved of further obligations hereunder, with the exception that Landlord shall promptly return to Tenant the Security Deposit and shall promptly pay to Tenant the Termination Payment.

                (c) In the event the Tenant Improvements have not been Substantially Completed within ninety (90) days after the Target Completion Date (as such term is defined in Exhibit B), Tenant shall be entitled to terminate this Lease by written notice delivered no later than ten (10) days after such proposed completion date. In the event Tenant is entitled to give and delivers its termination notice, the parties shall be relieved of further obligations hereunder, with the exception that Landlord shall promptly return to Tenant the Security Deposit and shall promptly pay to Tenant the Termination Payment.

        3.4. Landlord and Tenant shall obtain sufficient written assurances from NAVSEA and The Washington Navy Yard of the schedule arid manner of NAVSEA'S relocation of substantially all its operations to The Washington Navy Yard on or about July 1, 200 1.

        3.5 Tenant shall have the right to terminate this Lease effective as of 11:59 p.m. on the date that is the last day of the sixth (6th) Lease Year upon the following terms and conditions: (a) Tenant shall have provided Landlord with written notice of Tenant's election to terminate at least twelve (12) months prior to the effective date of the termination; (b) if Tenant exercises its termination option, such exercise shall not relieve Tenant of its obligation to make all payments due from Tenant under the Lease through such termination date, including all payments of Base Rent and Additional Rent; (c) once Tenant exercises its termination option, Tenant may not thereafter revoke such exercise; and (d) Tenant's failure to timely deliver to Landlord Tenant's termination notice shall conclusively be deemed a waiver of Tenant's right to terminate under this provision.

        3.6 Tenant shall have the right to extend the Lease Term for one (1) five (5) year period (the "Extension Term") by delivering to Landlord Tenant's written notice of its exercise of such extension no earlier than eighteen (18) months and no later than fifteen (15) months prior to the expiration of the initial Lease Term. Upon Tenant's exercise of its extension option, the "Lease Expiration Date" shall automatically become the last day of the Extension Term. Tenant's right to extend the Lease Term shall be upon the following terms and conditions: (a) this Lease is in full force and effect; (b) no Event of Default (as hereinafter defined) then exists and no condition exists that with notice or the passage of time, or both, would constitute an Event of Default; (c) the Tenant named herein shall not have assigned or sublet its rights to an aggregate of more than fifty percent (50%) of the Premises; (d) except as expressly set forth herein, once Tenant exercises its extension option, Tenant may not thereafter revoke such exercise; (e) Tenant's failure to timely deliver to Landlord Tenant's extension notice shall conclusively be deemed a waiver of Tenant's right to extend the Lease Term; (f) Tenant shall take the Premises in "AS IS" condition for the Extension Term and Landlord shall have no obligation to make any improvements or alterations to the Premises; (f) Tenant shall continue to pay Additional Rent and other charges under this lease pursuant to the terms of this Lease; (g) Base Rent for the first year of the Extension Term shall be ninety-five percent (95%) of the Fair Market Value Rate (as hereinafter defined) multiplied by the number of square feet comprising the Premises as of the commencement date of the Extension Term; and (h) Base Rent during the second and all subsequent years during the Extension Term shall be computed in accordance with rental increase provisions applicable at the time the Base Rent for the Extension Term is being determined.

        For purposes hereof, "Fair Market Value Rate" means the fair market rate per square foot of rentable area that would be agreed upon between a landlord and tenant entering into a new lease for comparable space as to location, size, configuration in a comparable building as to location, quality, age and reputation with a comparable term, and also considering comparable concessions as may then be customary in the market for new leases, including rental abatements and cash allowances or credits for tenant improvements.

        Within ten (10) days after Landlord receives Tenant's notice that it is exercising its extension option, Landlord shall send written notice to Tenant specifying the Fair Market Value rate as determined by Landlord. Within ten (10) days after receipt of Landlord's notice, Tenant shall give Landlord written notice of Tenant's acceptance or rejection of Landlord's determination. If Landlord and Tenant are unable to agree upon the Fair Market Value rate within thirty (30) days after the latter of the aforementioned ten (10) day periods, Landlord and Tenant shall each select a broker who shall each submit to the parties his or her determination of the Fair Market Value rate. Landlord and Tenant shall notify the other of the identity of the broker selected within ten
(10) days after the expiration of the thirty (30) day period. Each broker shall be a licensed real estate broker having a minimum of ten (10) years' experience in the Washington, D.C. office market. The brokers shall be instructed to complete and submit their written appraisal reports to the other party within twenty (20) days after the expiration of the ten (10) day selection period. If the determination of the Fair Market Value Rate submitted by Landlord's broker is less than the determination of the Fair Market Value Rate submitted by Tenant's broker, the Fair Market Value Rate shall be the average of the two (2) determinations. If the determination of the Fair Market



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Value Rate submitted by Landlord's broker is greater than the determination of the Fair Market Value Rate submitted by Tenant's broker, the brokers shall, within ten (10) days, appoint a third broker with the above-mentioned qualifications, who shall either select Landlord's appraisal or Tenant's appraisal within ten (10) days after his or her appointment. The foregoing notwithstanding, if the lower of the first two appraisal amounts is within five percent (5%) of the higher of the higher of the first two appraisal amounts, the Fair Market Value Rate shall be the average of such two appraisal amounts. If the determination of the Fair Market Value Rate is not acceptable to Tenant, Tenant shall have the right to revoke its election to extend the Lease Term under this provision by delivering written notice thereof to Landlord within ten
(10) days after tile determination of the Fair Market Value Rate as aforesaid. Landlord and Tenant shall each bear the costs of their respective brokers. The expenses of the third appraiser shall be split equally by the parties. Any term of this provision to the contrary notwithstanding, Landlord shall not be required to accept Base Rent for the Extension Term in an amount less than the Base Rent in effect during the last Lease Year of the initial Lease Term.

    Article IV Base Rent.

        4.1 Tenant shall pay Base Rent in advance, in equal monthly installments, the first payment to be made simultaneously with Tenant's execution of this Lease, and the second and subsequent monthly payments to be made on the first day of each and every calendar month following the Lease Commencement Date during the Lease Term. If the Lease Term begins on a date other than on the first day of a month, Base Rent for the month of commencement shall be prorated at the rate of one thirtieth (1/30th) of the monthly installment of Base Rent for each day. Tenant will pay all rent to Landlord, at the office of Landlord, or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

        4.2 (a) Commencing on the first day of the second Lease Year and on the first day of each Lease Year thereafter during the Lease Term, annual Base Rent then in effect shall be increased by three percent (3%) over the Base Rent payable for the immediately preceding Lease Year.

            (b) Commencing on the first day of the seventh (7th) Lease Year, annual Base Rent shall be reduced to a per annum rate equal to the sum of (i) the product of $25.50 multiplied by the rentable square feet comprising the Premises, net of the cost of electricity, and (ii) accumulated escalations as set forth in Section 4.2(a) above, which per annum rate shall be subject to adjustment in accordance with Section 4.2(a) above.

        4.3 All sums payable by Tenant under this Lease shall be payable without demand, set-off or deduction and shall be paid to Landlord in immediately available funds in legal tender of the United States by wire transfer or by check (subject to collection), at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights.

        4.4 All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation, Operating Expenses and Real Estate Taxes (both as hereinafter defined), shall be deemed to be additional rent ("Additional Rent") and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in case of nonpayment of rent, including assessment of interest and late payment fees. Base Rent and Additional Rent are sometimes referred to collectively herein as "rent."

        4.5 If Tenant fails to make any payment of the Base Rent, Additional Rent or any other sum payable to Landlord on or before the date such payment is due and payable (without regard to any grace period specified in Section 21.1), then Tenant shall pay a late charge of three percent (3%) of the amount of such payment then due for each month such payment remains unpaid. Notwithstanding the foregoing, Landlord agrees to abate the first two (2) such late charges and interest thereon in any twelve (12) month period provided Tenant cures the late installment within five (5) days following written notice to Tenant that Landlord has not timely received such payment. In addition, such payment and such late fee shall bear interest at the Default Rate as set forth in Section
21.5 commencing on the fifth (5th) day after the date such payment was due to the date of payment thereof. Such late charge and interest shall constitute Additional Rent due hereunder, shall be paid with the next monthly installment of Base Rent coming due hereunder, shall constitute agreed liquidated damages and not penalties, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

    Article V Increases In Operating Expenses.

        5.1 Commencing on the first day of the second Lease Year and thereafter during the Lease Term and any renewal thereof, Tenant shall pay to Landlord as Additional Rent Tenant's Operating Expense Percentage of any increase of Operating Expenses for each Calendar Year falling entirely or partially within the Lease Term over the Base Operating Expenses.

        5.2 Operating Expenses, as that term is used herein, shall be computed oil tile accrual basis and shall mean all necessary, reasonable and actual costs and expenses (excluding the cost of any capital improvements [other than as provided in item 9



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below] or costs specifically billable to tenants) which Landlord shall pay or become obligated to pay in connection with the ownership, management operation and maintenance of the Building, including but not limited to, tile following:

        (1) Wages, salaries and all benefits and pension payments of all employees located on-site and engaged in operating and maintenance or security of the Building at the level of building manager or below, including taxes, insurance and benefits relating thereto.

        (2) All supplies and materials used in operation and maintenance of the Building.

        (3) Cost of all utilities (including surcharges) for the Building, including the cost of elevator, water, sewer, power, heating, lighting, air conditioning and ventilating for the Building.

        (4) Cost of all maintenance and service agreements for the Building and the equipment therein, including but not limited to, security, concierge and energy management services, window cleaning, elevator maintenance and janitorial service.

        (5) Cost of all insurance relating to the Building, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, and worker's compensation insurance.

        (6) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

        (7) A management fee for the managers of the Building approximately equivalent to the prevailing market rate charged by other management firms operating in Washington, D.C. for the management of similarly-classed office buildings, but in no event in excess of three percent (3%) of the gross rents of the Building.

        (8) The costs of any additional services made available to all tenants generally by Landlord in the prudent management of the Building.

        (9) The cost of any capital improvements made to the Building after the Lease Commencement Date that, in Landlord's reasonable judgment, are expected to result in a net reduction of Operating Expenses or are required under any governmental law or regulation first applicable to the Building after issuance of the certificate of occupancy for the Building, such cost thereof to be amortized over the useful life of the capital improvement, as reasonably determined by Landlord, together with interest on the unamortized balance at a per annum rate equal to two percent (2%) over the Prime Rate published in the Wall Street Journal's Money Rates Column on the first business day such capital improvements are completed or if such rate is no longer published then the rate which is two percentage points in excess of the Prime Rate of Nations Bank (Washington, D.C.) or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing said capital improvements.

        (10) All personal property taxes and any other taxes which maybe assessed during the Lease Term, including any business improvement district or similar tax, value added tax, ad valorem tax or excise tax. It is agreed that Tenant shall be responsible for all ad valorem taxes on Tenant's personal property.

        (11)    Accounting services in connection with Building operations.

        (12) Costs and expenses associated with the operation of the Shuttle (as hereinafter defined).

        Notwithstanding anything to the contrary contained in this Lease, "Operating Expenses" shall not include the following: (1) income, excess profit, franchise taxes or other such taxes imposed on or measured by the gross or net income of Landlord from the operation of the Building; (ii) rent for a management office and rent and expenses for a marketing office; (iii) any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arm's length competitive prices paid in the Washington, D.C. area for similar services or goods; (iv) costs incurred to remove any hazardous materials or other toxic material or substances from either the Building or the Premises; (v) costs relating to maintaining Landlord's existence, either as a corporation, partnership, trust or other entity, such as trustee's fees, annual fees, partnership expenses and legal and accounting fees (other than with respect to Building operations); (vi) Landlord's general off-site overhead expenses; (vii) costs and expenses resulting from the gross negligence or willful misconduct of landlord or its employees, contractors or agents; (viii) attorney's fees and other costs and expenses incurred in connection with negotiations or disputes with current or prospective tenants, other occupants of the Building or third parties (except as otherwise permitted herein); (ix) capital expenditures required by Landlord's failure to comply with laws (including ADA) applicable to the Building as of the Lease Commencement Date; (x) costs incurred for capital improvements to reduce Operating Expenses above



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the amount actually saved as the result of such capital improvements; (xi) costs incurred in connection with curing any construction defects; and (xii) alterations that are considered capital improvements and replacements under generally accepted accounting principals (except as otherwise permitted herein).

        Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the operation of the Building. In the calculation of any expenses hereunder, it is understood that there shall be no duplication of charges. If applicable, Landlord shall use commercially reasonable efforts to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses actually incurred by Landlord.

        5.3 If the average occupancy rate for the Building during any Calendar Year (including the Calendar Year in which the Lease Commencement Date occurs) is less than ninety-five percent (95%), or if any tenant is separately paying for janitorial services or other services (excepting electricity for tenant leaseable space in the Building for which there shall be no such "gross-up") furnished to its premises, then Operating Expenses for such Calendar Year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during or attributable to such Calendar Year if such average occupancy rate had been ninety-five percent (95%) and if Landlord actually paid for janitorial services and other services furnished to such premises.

        5.4 Prior to the first day of the second Lease Year and thereafter at or after the beginning of each subsequent Calendar Year subsequent to the Calendar Year in which Tenant's obligation to pay Additional Rent commences (or more frequently if deemed necessary by Landlord, but not more than two (2) times per Calendar Year) Landlord shall submit to Tenant a statement of Landlord's estimate on an annual basis of any increase in Operating Expenses over the Base Operating Expenses, and within thirty (30) days after delivery of such statement Tenant shall pay to Landlord as Additional Rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Operating Expense Percentage of such increases ("Tenant's Share"). In case such estimate is submitted during the Calendar Year (other than the Calendar Year in which the Tenant's obligation to pay Additional Rent commences), Tenant shall include with the next monthly installment of Base Rent (i) a lump sum payment to Landlord equal to one-twelfth (1/12) of Tenant's Share multiplied by the number of months in such Calendar Year that will have elapsed prior to the first month the payment required by clause (ii) hereof is due and (ii) begin paying to the Landlord monthly as Additional Rent, due and payable on the first day of each month an amount equal to one-twelfth (1/12) of Tenant's Share. Within five (5) months after the expiration of the Calendar Year in which Tenant's obligation to pay Additional Rent commences and each Calendar Year thereafter during the Lease Term, Landlord shall submit to Tenant a statement showing the determination of the total actual increase in Operating Expenses and Tenant's Share. If such statement shows that Tenant's monthly payments pursuant, to this paragraph exceeded Tenant's Share of the actual increases incurred for the preceding Calendar Year, then Tenant may deduct such overpayments from its next payment or payments of monthly Base Rent until fully reimbursed therefor, or at Tenant's request, receive a refund of such overpayments. If such statement shows that Tenant's Share of Landlord's actual increases exceeded Tenant's monthly payments for the preceding Lease Year, the deficiency shall be paid by Tenant within thirty (30) days after receipt of such statement.

        5.5 If the Lease Term expires on a day other than the last day of a Calendar Year, respectively, then Tenant's liability for its proportionate share of increases in Operating Expenses and Real Estate Taxes incurred during such Calendar Year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full Calendar Year by a fraction, the numerator of which is the number of days during such partial Calendar Year, and the denominator of which is 365. Tenant's liability for payment of its proportionate share of increases as aforesaid shall survive expiration or termination of this Lease. If Tenant's monthly estimated payments made during such partial Calendar Year exceed its actual proportionate share, such excess (after deducting therefrom any amounts due from Tenant to Landlord) shall be refunded by Landlord within thirty (30) days after completion of Landlord's reconciliation for that Calendar Year.

        5.6 Any provision of this Lease to the contrary notwithstanding, the annual increases in Operating Expenses payable by Tenant shall not exceed seven percent (7%) of the actual amount of Operating Expenses for the previous Lease Year.

        5.7 Tenant, at its sole cost and expense, shall have the right to review Landlord's books and records pertaining to Operating Expenses and Landlord's calculation of Tenant's Percentage of Operating expenses for any given Lease Year during the Term. Tenant shall have the right to so audit Landlord's books and records no more than once during any Lease Year and upon at least fifteen
(15) days prior written notice to Landlord. The audit shall be conducted at a time mutually convenient to Landlord and Tenant during Business Hours (as hereinafter defined) at the offices where such books and records are maintained. The audit shall be conducted by Tenant or a nationally recognized accounting firm selected by Tenant that is paid a standard fee and not based upon any savings or reimbursement to Tenant. If the audit reveals that Landlord has overstated Operating Expenses and collected from Tenant more than the amount actually due, Landlord will refund the overpayment to Tenant within ten (10) days after completion of the audit and receipt of Tenant written demand for payment. If Tenant does not contest a statement of Operating Expenses within one
(1) year after it is delivered to Tenant, such statement shall become binding and conclusive on Tenant, except that any such statement that contains a material misrepresentation shall not be binding and conclusive on Tenant until three (3) years after it is delivered to Tenant. If Landlord shall fail to invoice Tenant for any Additional Rent pursuant to this Article within three (3) years after such Additional Rent became due and payable, Landlord shall be deemed to have waived its right to collect such Additional Rent.

    Article VI Increases in Real Estate Taxes.

        6.1 Commencing on the first day of the second Lease Year and thereafter during the Lease Term, and any renewal thereof, Tenant shall pay to Landlord as Additional Rent, Tenant's Real Estate Percentage of any increase in Real Estate Taxes for each Calendar Year falling entirely or partially within the Lease Term over the Base Real Estate Taxes. Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the land on which the Building is situated ("Land") during any Calendar Year, and (ii) any other present or future taxes or governmental charges, including any BID assessments, that are imposed upon Landlord or assessed against the Building and/or the Land during any Calendar Year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, but shall not include any federal, state or local income tax or any gift, transfer, succession, franchise, estate, inheritance, capital stock, excise or excess profits tax, unless such taxes are in the nature of or in substitution for Real Estate Taxes. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including but not limited to, reasonable legal fees. Upon Tenant's written request, Landlord shall furnish Tenant with evidence of payment of such Real Estate Taxes. Landlord shall not include in Real Estate Taxes any interest or penalties incurred by Landlord by reason of Landlord's failure to pay such Real Estate Taxes in a timely manner. Landlord shall not recover more than one hundred percent (100%) of the Real Estate Taxes actually incurred by Landlord.

        6.2 Prior to the first day of the second Lease Year and thereafter after the beginning of each Calendar Year subsequent to the Calendar Year in which Tenant's obligation to pay Additional Rent commences, Landlord shall submit to Tenant a statement of Landlord's estimate of any such tax increase over the Base Real Estate Taxes and within thirty (30) days after delivery of such statement, Tenant shall pay to Landlord, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount determined to be Tenant's aforesaid percentage of such increase in annual Real Estate Taxes. Within five (5) months after the expiration of the Calendar Year in which obligation to pay Additional Rent commences and each Calendar Year thereafter during the Lease Term, Landlord shall submit to Tenant a statement showing the determination of the total actual increase in Real Estate 'Faxes and Tenant's proportionate share of such increase. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's share of the actual increase incurred for the preceding Lease Year, then Tenant may deduct such overpayments from its next payment or payments of monthly Base Rent until fully reimbursed therefor, or at Tenant's request, receive a refund of such overpayments. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding Calendar Year, then Tenant shall pay the total amount of such deficiency to Landlord together with the next monthly installment of Base Rent due.

        6.3 If the Lease Term expires on a day other than the last day of a Calendar Year, Tenant's liability for its proportionate share of increases in Real Estate Taxes incurred during such Calendar Year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full Calendar Year by a fraction, the numerator of which is the number of days during such partial Calendar Year, and the denominator of which is 365. Tenant's liability for a payment of its proportionate share of increases as aforesaid shall survive expiration or termination of this Lease. If Tenant's monthly estimated payments made during such partial Calendar Year exceed its actual proportionate share, such excess (after deducting therefrom any amounts due from Tenant to Landlord) shall be refunded by Landlord within thirty (30) days after completion of Landlord's reconciliation for that Calendar Year.

        6.4 Real Estate Taxes shall be calculated based upon the Calendar Year, (other than with respect to the first Lease Year only in order to determine the Base Real Estate Taxes) notwithstanding that the fiscal year for real estate taxes in the District of Columbia commences on October I of each year. Real Estate Taxes for any Calendar Year shall be computed based upon the Real Estate Taxes levied, imposed and assessed for the fiscal year ending September 30 and those levied, imposed or assessed for the fiscal year commencing on the immediately succeeding October 1, prorated as appropriate. For example, (a) for purposes of determining the Base Real Estate taxes, if the Lease Commencement Date is July 1, 2001, the determination of the Real Estate Taxes for the first Lease Year shall be made by adding seventy five percent (75%) of the Real Estate Taxes for October 1, 2001 through September 30, 2002 and twenty five percent (25%) of the Real Estate Taxes for October 1, 2000 through September 30, 2001; and (b) the determination of the Real Estate Taxes for the Calendar Year subsequent to the Calendar Year in which Tenant's obligation to pay Additional Rent commences shall be made by adding seventy-five percent (75%) of the Real Estate Taxes for October 1, 2002 through September 30, 2003 and twenty-five percent (25%) of the Real Estate Taxes for October 1, 2001 through September 30, 2002. In the event of any change by the taxing body in the period for which any of the Real Estate Taxes are levied, assessed or imposed, Landlord shall have the right, in its sole discretion, to make appropriate adjustments with respect to computing Real Estate Taxes provided Tenant is not thereby unduly prejudiced, Real Estate Taxes which are being contested by Landlord shall be included for purposes of computing Tenant's proportionate share of increases in Real Estate Taxes under this Article VI, but if Tenant shall have paid an amount of increased rent because of such inclusion of contested Real Estate Taxes and Landlord thereafter receives a refund of such Real Estate Taxes, Tenant shall receive a rent refund, without interest, for such overpayment, reduced by Tenant's proportionate share of Landlord's costs incurred in obtaining such refund. Landlord shall have no obligation to contest, object to or litigate the levying, assessment or imposition of Real Estate Taxes, and may settle, compromise, consent to, waive or otherwise determine in its sole discretion any such Real Estate Taxes without consent to Tenant. Landlord shall have the right to pay any special assessment by installments and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment.

    Article VII Use of Premises.

        7.1 Tenant will use and occupy the Premises solely for general office purposes consistent with a first class office building in the Washington, D.C. metropolitan area and only in accordance with the uses permitted under all applicable laws, ordinances and other municipal regulations and for no other use or purpose. Tenant will not use or occupy the Premises for any unlawful purpose, or for any purpose that will constitute a nuisance or unreasonable annoyance to Landlord or other tenants of the Building, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, District of Columbia, and any other public or quasi-public authority having jurisdiction over the Premises. Landlord shall obtain any initial Certificate of Occupancy required at the time of the commencement of the Lease Tenn. Any amended or substitute certificate of occupancy necessitated by Tenant's particular use of the Premises or any alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant's sole expense.

        7.2 Tenant shall not generate, use, store or dispose of any Hazardous Material in or about the Building. For purposes of this Lease, "Hazardous Materials" shall include, but shall not be limited to, (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any similar law of any jurisdiction in which tile Building is located, (C) "toxic Substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, and (f) any substance whose presence could be detrimental to the Building or hazardous to health or the environment. Tenant shall defend (at Landlord's election), indemnify and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses arising during or after the Lease Term and arising from Tenant's breach of this Section 7.2. The indemnification pursuant to this Section shall survive termination or expiration of this Lease. Landlord and Tenant shall promptly forward to the other copies of all writings received by Landlord or Tenant relating to any alleged or suspected discharge or the alleged or suspected presence of any Hazardous Materials in or about tile Premises or tile Building (to the extent resulting from or relating to Tenant's operations in the Premises), including without limitation any reports, citations, notices or other writings by, to or from any governmental or quasi-governmental authority empowered to regulate or oversee the disposition of Hazardous Materials, whether demonstrating compliance with applicable law or giving notice of lily request for information or commencement of investigation, or constituting an informal request For action or to show cause wily action is not required, a formal request, or any other administrative or court document. Notwithstanding the foregoing, Landlord recognizes and acknowledges that Tenant or its agents may use and store with the Premises reasonable quantities of customary office and cleaning supplies; provided that (i) such items are stored, used and disposed of in accordance with applicable federal, state or local law and (ii) Landlord's acknowledgement of such storage or use shall in no way limit Tenant's indemnity hereunder. Landlord represents and warrants that to the best of its knowledge and belief there are no Hazardous Materials on, in or tinder the land upon which the Building is to be constructed. Landlord covenants not to bring onto the Land or the Building any Hazardous Materials, except in accordance with applicable federal, state or local law, Landlord's covenants shall survive tile expiration or earlier termination of this Lease. Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorney's fees) incurred by Tenant and arising from any breach of tile foregoing representation and warranty of Landlord,

    Article VIII Assignment and Subletting.

        8.1 Tenant may not, without first obtaining tile written consent of Landlord in each instance, which consent may not be unreasonably withheld, conditioned or delayed (a) assign this Lease or any of Tenant's rights hereunder, in whole or in part; (b) sublease the Premises or any portion thereof, (c) license or otherwise grant any person or entity a right to use or operate, for its own account, the Premises or any portion thereof-, or (d) grant any person or entity a mortgage, deed of trust or security interest in or to this Lease or any of Tenant's rights hereunder, or otherwise pledge this Lease or any of Tenant's rights hereunder (any of the acts referred to in clauses (a) through (d) of this sentence being hereinafter referred to as a "Transfer"). The foregoing prohibition shall apply, without limitation, to tile following (each of which shall constitute a Transfer): (1) any subletting or assignment which Would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure; (2) an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency, or other proceedings; or (3) if Tenant is a partnership, a change of any general partner. Any attempted Transfer made without Landlord's consent shall at the option of Landlord be deemed an Event of Default under this Lease. Landlord's acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed (i) as a consent to or acceptance of such assignee, subtenant or occupant as a tenant, (ii) as a waiver by Landlord of any provision hereof, (iii) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant, or
(iv) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to Subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all Such restrictions and obligations. Tenant shall pay to Landlord a processing fee not to exceed One Hundred Dollars ($100,00) in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, whether or not Landlord consents thereto.

        8.2 Notwithstanding the provisions of Section 8.1 above, Tenant may, without tile consent of Landlord but with a minimum of twenty (20) days prior written notice to Landlord: (i) assign or sublet this Lease to its parent, subsidiary, affiliate or any entity that acquires one hundred percent (100%) of the stock of Tenant (provided that upon such transfer said entity has a net worth it least equal to that of Tenant as of the date of this Lease), provided that in the event of an assignment, such assignee assumes, in full, the obligations of Tenant under this Lease, and such assignment shall not relieve the Tenant of its obligations hereunder; or (ii) sublet to a subcontractor(s) of Tenant not more than twenty-five percent (25%) in the aggregate of the Premises.

        8.3 If at any time Tenant wants to assign or sublet all or part of the Premises or this Lease, then Tenant shall give written notice to Landlord ("Sublease Proposal Notice") of the area proposed to be assigned or sublet (the "Proposed Sublet Space") and the term for which Tenant desires to sublet the Proposed Sublet Space and such other information as Landlord shall request. Landlord shall consent to or reject such proposed subletting or assignment pursuant to the terms of this Article within twenty (20) days after Landlord's receipt of Tenant's written notice.

        8.4 If any Transfer (whether by operation of law or otherwise and whether consented to or not) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this Lease (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for the subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions), then whether such excess is in the form of an increased monthly or annual rental, a lump sum payment or any other cash form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess as Additional Rent (net of all reasonable costs and expenses incurred by Tenant in leasing the space; such as, brokerage commissions; rental concessions; tenant improvement allowances; and reimbursement of actual and directs costs of use by such subtenant of phone system, furniture, administrative support photocopying and other office equipment) upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant's receipt thereof. Tenant expressly waives any right that it might have to retain such excess pursuant to the provisions of section 365(f) of the Bankruptcy Code. Landlord shall have the right to inspect and audit Tenant's books and records relating to any Transfer. Any Transfer shall be effected on a form approved by Landlord.

        8.5 Notwithstanding the foregoing provisions of this Article VIII, if consent to any Transfer is required by the holder of any mortgage on the Building, no Transfer shall be permitted without the prior written consent of such holder.

    Article IX Maintenance.

        9.1 Tenant will keep the Premises and fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, except for ordinary wear and tear and damage by fire or other casualty which is governed by Article XIX, and will, at the expiration or other termination of the Lease Term, surrender the same as required by Article XXIV, Landlord, as part of the Operating Expenses, shall provide and install all original fluorescent tubes to building standard lighting within the Premises and all standard replacement tubes for such lighting; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense, Tenant's repairs to the Premises shall be limited to interior, non-structural repairs.

        9.2 Landlord will keep the structure of the Building and general Building mechanical, electrical and plumbing systems and of the common areas of the Building in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, except for ordinary wear and tear and damage by fire or other casualty which is otherwise governed herein.

    Article X Tenant Alterations.

        10.1 The original improvement of the Premises shall be accomplished by Landlord in accordance with Exhibit B. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively "Alterations") in or to the Premises except as set forth in Exhibit B or otherwise expressly provided in this Lease. Landlord represents and warrants that as of the date that a certificate of occupancy is issued for the Premises, the then existing base Building, Building common areas and the Premises shall be in compliance with all applicable laws, rules and regulations (including applicable requirements of any board of fire underwriters or similar body) and the Americans with Disabilities Act and all regulations applicable thereto (the "ADA"). Any additional Alterations, which are necessary in order for the Premises to comply with the requirements of the ADA, such other laws or amendments thereto, which are not applicable to the Building as of the date the certificate of occupancy for the Premises is issued, shall be the responsibility of Tenant except, however, Tenant shall not be responsible for making any structural improvements, and Tenant hereby agrees to indemnify Landlord for any loss, claim or damages incurred by Landlord as a result of 'Tenant's failure to make such additional Alterations. Landlord hereby agrees to indemnify Tenant for any loss, claim or damages incurred by Tenant as a result of Landlord's failure to make any additional Alterations that Landlord is required to make hereunder.

        10.2 Except as expressly provided herein, Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations to the Premises that are not visible from the exterior of the Premises, do not affect the Building's structure, and do not impair the Building's mechanical, electrical, plumbing or HVAC systems. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or portion thereof, including, but not limited to, compliance with the Americans with Disabilities Act: and (e) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alterations. During the course of performance of said work, Tenant will carry or cause to be carried insurance as may from time to time be required by Landlord naming Landlord and Landlord's managing agent as additional insureds and further providing that such insurance cannot be canceled or reduced in amount without thirty (30) days prior written notice to Landlord and Landlord's managing agent. In furtherance of the foregoing and not in limitation thereof, Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, the following insurance policies, with no deductibles: (1) commercial general liability insurance, including coverage for contractor's liability, products liability, blanket contractual liability, completed operations coverage, broad form property damage liability and contractor's protective liability coverage, to afford protection with lit-nits, for each occurrence, of at least Five Million Dollars ($5,000,000) with respect to personal injury or death, and One Million Dollars ($1,000,000) with respect to property damage; (2) worker's compensation or similar insurance in form and amounts required by law; and (3) auto liability insurance covering all owned, non-owned and hired vehicles in an amount not less than One Million Dollars ($1,000,000). Tenant shall be allowed to make non-structural alterations, which are decorative in nature, up to $72,000 without Landlord's prior written consent.

        10.3 If any mechanic's or materialmen's lien or notice of intent with respect thereto is filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (other than for the Tenant Improvements performed by Landlord pursuant to Exhibit B), such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law, and Tenant hereby agrees to indemnify and save Landlord harmless from any legal expenses which Landlord may reasonably incur as a result of the filing of the lien or notice of intent and/or from any loss or liability incurred as a result of any lien filed against the Premises and/or Tenant. If Tenant shall fail to discharge any such mechanic's or materialmen's lien within thirty (30) days of notice thereof, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any such Alterations shall be conducted on behalf of Tenant and Landlord shall have no liability with respect thereto. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of any such Alterations made by or on behalf of Tenant.

        10.4 All Alterations, including wall-to-wall carpet, upon the Premises (whether with or without the prior written consent of Landlord) shall, at the election of Landlord (which election shall, upon written request from Tenant, be made at the time of the installation of such Alterations) remain upon the Premises, become property of Landlord, and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury, provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease beyond any applicable cure period, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings, or equipment installed in the Premises at the expense of Tenant. Should Landlord elect that Alterations made by Tenant upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees to cause same to be removed at Tenant's sole cost and expense, and should Tenant fail to remove the same then and in such event Landlord may cause same to be removed at Tenant's expense and

Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same.

        10.5 Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of any such Alterations except to the extent arising from the gross negligence or willful misconduct of Landlord or any of its agents, employees or contractors. If any such Alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work.

    Article XI Signs; Furnishings.

        11.1 No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the outside or the inside of the Building except on the directories and doors of offices, and then only in such place, number, size, color and style as is reasonably approved by Landlord and provided by Landlord at Landlord's cost and expense; if any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Other than any first (1st) floor tenant, no tenant of the Building shall be permitted to have exterior signage. Any permitted tenant exterior signage shall be limited to identifying a first (1st) floor tenant's location, shall be generally in the vicinity of such tenant's entrance and shall be limited to the first (is) floor of the Building. Landlord shall have the right to prohibit any advertisement of Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a high-quality building for offices or for financial, legal, insurance and other institutions of like nature, and upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building other than within the Premises.

        11.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into, in or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of, Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

    Article XII Tenant's Equipment.

        Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than standard electric typewriters, personal computers, telephone system, telecopiers, adding machines, radios, televisions, clocks and copying machines, coffee machines, microwaves, refrigerators and customary equipment used for office purposes without first obtaining the prior written consent of Landlord. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Premises or the Building without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

    Article XIII Security Deposit.

        Tenant shall deposit with Landlord the Security Deposit, which is in the form of a letter of credit(s) (the "Letter of Credit"), as follows: one-half of the amount of the Security Deposit upon the full execution of this Lease; and the balance of the amount of the Security Deposit upon the commencement of the Excavation. The Letter of Credit must be irrevocable, unconditional, payable at sight; must be renewable annually during the Term; must name Landlord as the sole beneficiary; and must be reasonably satisfactory to Landlord in all other respects. At least thirty (30) days prior to the expiration of the Letter of Credit (or any extension thereof), Tenant shall deliver to Landlord an endorsement to the Letter of Credit extending the expiration date thereof for an additional one year period. Tenant's failure to timely deliver such endorsement shall constitute an Event of Default under this Lease. Provided that no Event of Default has occurred and no condition exists that with the giving of notice or the passage of time, or both, would constitute an Event of Default, the Letter of Credit shall be reduced as follows: (a) upon the expiration of the second Lease Year, the Letter of Credit shall be reduced to $184,525.00; (b) upon the expiration of the fourth Lease Year, the Letter of Credit shall be reduced to $92,262.50; and (c) upon tile expiration of the sixth Lease Year, the Letter of Credit shall be reduced to zero. The Security Deposit shall be security for Tenant's performance of its obligations under this Lease. Within three (3) days after written notice of Landlord's use of the Security Deposit or any portion thereof, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its amount prior to such use, and Tenant's failure to do so shall constitute an Event of Default hereunder. Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant's vacating the Premises, Landlord shall return the Security Deposit less such portion thereof as Landlord shall have used to satisfy Tenant's obligations under this Lease. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord's interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit and Landlord shall be released from all liability for the return of the Security Deposit. Any such transferee shall provide Tenant with a written acknowledgment that it has received the Security Deposit. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

    Article XIV Inspection

        Tenant will permit Landlord, or its agents or other representatives upon 24 hours prior notice (except in case of an emergency, where no prior notice shall be required), to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building and to make such Alterations and/or repairs to the Building, including the common areas of the Building, as in the reasonable judgment of Landlord may be deemed necessary, and to make any Alterations and/or repairs to the Premises as Landlord, in its reasonable judgment, may deem necessary, or to exhibit the same to prospective tenants, purchasers or mortgagees during the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises.

    Article XV Insurance.

        15.1 Landlord agrees that it will keep the Building (excluding any Tenant improvements) insured against loss due to fire and other property risks included in all risk coverage insurance policies, and covering loss of income from such property risk, or in lieu thereof, insure the Building against loss or damage as a self insurer. In addition, Landlord shall maintain: (i) commercial general liability insurance with minimum limits of $2,000,000 for injury to or death of one or more persons in any one occurrence and $2,000,000 for damage to or destruction of property in any one occurrence; (ii) employer's liability insurance with a minimum limit of $1,000,000 for bodily injury; and (iii) workmen's comprehensive insurance in statutory limits. At Tenant's written request, Landlord shall furnish to Tenant a certificate or certificates of insurance evidencing such required insurance. Any insurance required to be maintained by Landlord hereunder may be under a blanket policy (or policies) covering other properties of Landlord and/or its related or affiliated entities. If such insurance is maintained under a blanket policy, at Tenant's written request, Landlord shall procure and deliver to Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be- insured hereunder. Throughout the Lease Term, Tenant shall insure the improvements within the Premises (whether installed by Tenant or Landlord), the contents of the Premises, including, without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises, against loss due to fire and other property risks included in standard all risk coverage insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord.

        15.2 Landlord and Tenant agree to obtain and maintain throughout the term of this Lease endorsements to their respective All Risk Coverage policies waiving the right of subrogation of their insurance companies against the other party and its agents and employees. Each party hereto waives all claims for recovery from the other party for any loss or damage to any of its property arising from a risk insured against in the All Risk Coverage insurance policies required to be carried pursuant to this article, even though such loss was caused by the negligence of the Landlord or Tenant, their agents and employees and even though Landlord or Tenant may not actually have maintained such coverage.

        15.3 To assure the indemnity set forth in Section 17.2 hereof, Tenant, at Tenant's expense, shall carry and keep in full force and effect at all times during the Term of this Lease for the protection of Landlord, Landlord's managing agent, Landlord's mortgagee (if requested by Landlord), and Tenant, commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage. Such insurance shall be initially in minimum amounts of Two Million Dollars ($2,000,000) per occurrence and shall be for a minimum term of one (1) year. Each of said policies of insurance shall name Landlord and Landlord's managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Building, the public liability policy referred to above shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord and, if named as an additional insured, the holder of any mortgage or deed of trust on the Building, at least thirty (30) days prior written notice of such proposed action. All insurance policies required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Building is located with a financial rating of at least an A:XlI as rated in the most recent edition of Best Insurance Reports and in business for the past five (5) years. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said



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

policy or policies, Tenant shall provide copies of policies or certificates of insurance (Accord 27) evidencing the coverages required by this Article. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

    Article XVI Services and Utilities.

        Landlord will furnish reasonably adequate water, lavatory supplies, fluorescent tube replacements, automatically operated elevator service, maintenance and preventive maintenance service for the heating and air conditioning equipment (but not the cost of electricity for the operation of said equipment), and cleaning and char service in accordance with Exhibit E attached hereto (Monday through Friday, excluding holidays). The HVAC service provided by Landlord to the Premises shall be separately metered and controlled by Tenant and such service within the Premises shall be available to Tenant 24 hours a day, seven (7) days a week at no additional cost to Tenant. The HVAC specifications are set forth in Schedule 4 to the Work Agreement. Landlord agrees that (a) the Building condenser water system shall be available to Tenant 24 hours a day, seven (7) days a week at no additional cost to Tenant and (b) all main self contained air conditioning units serving the Premises shall be available to Tenant 24 hours a day, seven (7) days a week at no additional cost to Tenant, except for the cost of electricity to operate such units. The hours of 7:00 a.m. to 6:00 p.m. on Mondays through Fridays (exclusive of federal holidays) and from 9:00 a.m. to 1:00 p.m. on Saturdays (exclusive of federal holidays) are the "Building Hours." Tenant shall have access to the Premises 24 hours a day, seven (7) days a week (subject to the rules and regulations established from time to time by Landlord). There will be a minimum of one (1) elevator in operation at all times (i.e., 24 hours per day, 7 days per week) outside the Building Hours. Tenant shall not permit anyone, except for Tenant's employees and authorized guests to enter the Building at times other than the normal hours of operation of the Building. Tenant will comply, and will cause its permitted sublessees and their respective employees to comply, with all governmental regulations and orders concerning separation and recycling of trash and rubbish. Tenant shall promptly pay when due for all electricity used for the Premises, which shall be measured by a meter (installed by Landlord at Landlord's sole cost and expense) that measures the electrical usage for the Premises. If the Premises are separately submetered, Tenant shall be responsible for contracting directly with the local electricity supplier. If the Premises are not separately submetered, Landlord shall determine, based upon the ratio that the square footage of the Premises bears to t he total square footage covered by such meter, the amount that Tenant will be billed for electrical usage each month and Tenant shall pay such charge within ten (10) days after demand therefor. In addition, Tenant will be billed by Landlord each month for Tenant's Operating Expense Percentage for the actual and direct charge of electricity for the Building and Tenant shall pay such charge within ten (10) days after demand therefor. The parties agree to comply with all mandatory and voluntary energy conservation controls and requirements applicable to office buildings that are imposed or instituted by the federal or District of Columbia governments, including, without limitation, controls on the permitted range of temperature settings and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. It is understood and agreed that Landlord shall not be liable for failure to furnish or for delay or suspension in furnishing, any of the utilities or services required to be provided or performed by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, voluntary agreement between Landlord and any governmental body or agency or from any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Landlord shall use reasonable diligence to repair promptly any failure, interruption or suspension which is within Landlord's control.

        Notwithstanding the foregoing, if any interruption of utilities or services, which is due to the negligence of Landlord, its agents or employees, shall continue for more than three (3) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy such portion of the Premises, then all rent payable hereunder with respect to such portion of the Premises that Tenant does not occupy shall be abated retroactively to the first
(1st) business day of such interruption and such abatement shall continue until such utility or service is fully restored to Tenant. Provided that if such interruption continues for more than thirty (30) consecutive business days, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered within ten (10) days after such 30-day period. Thereupon, this Lease shall terminate and expire on the date set forth in such notice, which date shall not be earlier than the date of the interruption of services nor more than ninety (90) days after the date of such notice. Except in the case of an emergency, Landlord will give Tenant at least five (5) days prior notice if Landlord intends to interrupt any services required to be furnished by Landlord hereunder.

        Within twenty (20) days after Landlord's receipt of Tenant's written request that the Premises be cleaned only by United States citizens, Landlord shall cause the Premises to be cleaned only by United States citizens. Tenant shall be responsible for any additional costs and expenses associated with Tenant's request; provided, however, that if any other tenant(s) in the Building also requires this service, the tenants requiring this service shall be solely responsible for any additional costs and expenses in proportion to the amount of space leased by such tenant in the Building. Landlord shall make reasonable efforts so as not to incur unnecessary cost and expense with respect to this service.



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

    Article XVII Liability of Landlord.

        17.1 Except as otherwise expressly set forth herein, Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any person or entity claiming through Tenant for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or its employees, agents, invitees or any other person or entity claiming through Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent, For purposes of this Article, the term "Building" shall be deemed to include the land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any loss, damage, or injury caused solely by the (i) negligence of Landlord, it's employees, agents or contractors if Landlord is required hereunder to maintain insurance for such loss, damage or injury, or (ii) otherwise by the gross negligence or willful misconduct of Landlord, it's employees, agents or contractors.

        17.2 Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities, fines, suits, expenses and damages of any kind (including attorneys' fees) asserted by or on behalf of any person, entity or governmental authority against Landlord, directly or indirectly, based on or arising out of (a) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any employee, agent or invitee of Tenant, (c) any failure of Tenant to perform any of Tenant's obligations under this Lease, or
(d) any accident, injury or damage whatsoever caused to any person, or the property of any person, occurring in or about the Premises unless the same was caused solely by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Landlord shall indemnify, defend and hold Tenant harmless from and against any damage, claim, liability, cost or expense arising from injury or damage to any persons, property (including, without limitation, any theft or destruction of Tenant's intellectual property) or business incurred by or claimed against Tenant arising from the (i) negligence of Landlord, it's employees, agents or contractors if Landlord is required hereunder to maintain insurance for such loss, damage or injury, or (ii) gross negligence or willful misconduct of Landlord, it's employees, agents or contractors.

        17.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer. Within thirty (30) days after any such transferee's request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment

        17.4 Except as otherwise expressly set forth herein, Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord. Tenant shall not seek tile consolidation of any such action brought by Tenant with any action brought by Landlord hereunder unless required by law.

        17.5 If Tenant or any employee, agent or invitee of Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building or the proceeds from the sale of tile Building throughout tile Term (or the amount of the proceeds from tile sale or transfer of the Building or partnership interest if such proceeds have been distributed or commingled with other funds of the Landlord or any other entity). No other asset of Landlord, any partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, Such judgment, nor shall any such partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any partner of Landlord.

    Article XVIII Rules and Regulations.

        Tenant, its agents. employees, and invitees shall at all times abide by and observe tile rules and regulations attached hereto as Exhibit D. In addition, Tenant, its agents, employees, and invitees, shall abide by and observe such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of tile Building: provided, however, that the same are not inconsistent with the provisions of this Lease. Promptly after receipt or Tenant's written notice that a tenant of the Building is violating the Building's rules and regulations, Landlord shall take commercially reasonable steps to enforce such rules and regulations against the breaching tenant. Landlord agrees not to enforce the rules and regulations in a discriminatory manner as between tenants of the Building. If there is any inconsistency between this Lease and the rules and regulations as set forth in Exhibit D, this Lease shall govern.

    Article XIX Damage.

        19.1 If the Premises or tile Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Building and, only to the extent insurance proceeds are made available from Tenant's insurer, the improvements within the Premises, to substantially the same condition they were in prior to such damage or destruction; provided, however, that if (i) in Landlord's judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) or (ii) twenty percent (20%) or more of the Premises is damaged and less than six (6) months would remain of the Lease Term or any renewal thereof upon completion of the repairs, then Landlord shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction.

        19.2 If this Lease is terminated pursuant to Section 19.1 above, then all rent shall be apportioned (based on the portion of tile Premises which is usable after such damage or destruction) and paid to tile date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Building and, provided insurance proceeds for the replacement of tile improvements within the Premises are made available from Tenant's insurer, the Premises are substantially complete, Tenant shall be required to pay the Base Rent and Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring tile Building-, provided, however, that Landlord (i) shall not be required to repair or restore the contents of tile Premises, including without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or oil behalf of Tenant and any other personal property of Tenant, and (ii) shall be required to repair and restore the improvements within the Premises only to the extent that insurance proceeds for same are made available from Tenant's insurer. Tenant shall not be entitled to any compensation or damages from Landlord for loss of tile use of tile whole or any portion of the Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

        19.3 Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this I-ease if (a) the holder of any mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of tile replacement value of tile Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

        19.4 If, after electing to restore the Premises, Landlord does not complete the restoration within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), Tenant shall have the right to terminate this Lease by delivering written notice to Landlord thereof within thirty (30) days after such 180-day period.

    Article XX Condemnation.

        20.1 If all or any portion of the Premises or Occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "Condemnation"), and such Condemnation shall materially and adversely affect Tenant's use of the Premises then this Lease shall terminate on the date possession thereof is taken by authority and rent shall be apportioned as of such date. In the event of the Condemnation of any portion of the Premises which does not materially and adversely affect Tenant's use of the Premises, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date possession is taken by such authority Tenant shall not be required to pay the Base Rent and Additional Rent with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if twenty-five (25%) or more of the land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

        All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the un-expired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures, alterations or improvements and other equipment installed by Tenant which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

    Article XXI Default of Tenant.

        21.1 Each of the following shall constitute an Event of Default: (a) Tenant's failure timely to make any payment of the Base Rent, Additional Rent or any other sum within five (5) days after written notice thereof from Landlord;
(b) Tenant's violation or failure to perform or observe any other covenant or condition, which violation or failure continues for a period of thirty (30) days after written notice thereof from Landlord, or if such violation or failure is remediable but is of such a nature that it cannot be remedied within such thirty
(30) day period, then for such longer period (not to exceed sixty (60) days) as may reasonably be required, provided that Tenant promptly commences and diligently pursues such remedy to completion; (c) an Event of Bankruptcy as specified in Article XXII with respect to Tenant, any general partner of Tenant (a "General Partner") or any Guarantor; or (d) Tenant's dissolution or liquidation.

        21.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the District of Columbia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums due under the terms and conditions of this Lease as set forth below. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in a similar rentable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either:

                (a) an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease
Term: or

                (b) an amount equal to the Present Value Damages. "Present Value Damages" shall be an amount equal to the present value (as of the date of Tenant's default) of the difference between (i) the Base Rent and Additional Rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default and (ii) the fair market rental value (as reasonably determined by Landlord) that would be derived from the reletting of the Premises for the same period, which Present Value Damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

        21.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations, Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

        21.4 If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

        21.5 If Tenant fails to make any payment to any third party or any act herein required to be made or done by Tenant, upon the occurrence of an Event of Default with respect thereto, or sooner if such failure presents a material risk to Landlord's interest in the Building and Landlord gives Tenant prior written notice of same, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the lesser of a rate per annum (the "Default Rate") which is three (3) whole percentage points higher than the highest Prime Rate as published in the Wall Street Journal's Money Rates Column or if such rate is no longer published then the rate which is three (3) whole percentage points in excess of the Prime Rate of Nations Bank, N.A. (Washington, D.C.), or (ii) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located, from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

    Article XXII Bankruptcy.

        The following shall be Events of Bankruptcy Linder this Lease: (a) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, which is not dismissed within thirty (30) days of such appointment or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partners (b) filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of Title II of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (c) filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or the Insolvency Laws, which either
(i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (d) Tenant, a Guarantor or a General Partner making or consenting to an assignment for the benefit of creditors or a composition of creditors.

    Article XXIII Subordination.

        23.1 This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute within twenty (20) days any certificate that Landlord or such ground lessor or holder of such deed of trust may request. Notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale in which event Tenant shall attorn to such purchaser and shall recognize such purchaser as the Landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or Additional Rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord provided, however, that after succeeding to Landlord's interest, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Within twenty (20) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or other proceeding is prosecuted or completed. Notwithstanding the foregoing, as a condition to the agreement of Tenant to subordinate this Lease to any mortgage, deed of trust or other lien upon the Building, Landlord shall cause the party secured under such instrument to execute and deliver unto Tenant a non-disturbance agreement in favor of Tenant wherein Tenant agrees to subordinate and attorn to such secured party.

        23.2 Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder. Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease subject to the attornment provisions set forth above. In that event, this Lease shall continue as a direct lease between Tenant and such landlord or its successor.

        23.3 After receiving notice from any person, firm or other entity that it holds a mortgage or deed of trust on the Building or the Land, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have such additional time as may reasonably be necessary, after receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

    Article XXIV Delivery at End of Lease Term.

        24.1 On the Expiration Date, Tenant shall without notice quit and surrender the Premises broom clean and in the same order and condition in which they were on the Lease Commencement Date (except for ordinary wear and tear and damage by fire or other casualty, which damage is governed by Article XIX), together with all Alterations which may have been made in or attached to the Premises unless Landlord elects to have Tenant remove the same in accordance with Section 10.4 hereof. Upon surrender, Tenant shall remove its Personal Property and movable trade fixtures and repair any damage to the Premises caused thereby. Any property of Tenant not promptly removed shall be deemed to have been abandoned by Tenant and to have become the property of Landlord and may be retained by Landlord or disposed of at Tenant's expense (Tenant hereby agreeing to remain liable for the cost thereof even though this Lease shall have terminated) as Landlord shall so desire.

        24.2 If Tenant or any party claiming under Tenant remains in possession of the Premises, or any portion thereof, after the Expiration Date, no tenancy or interest in the Premises shall result therefrom, unless Landlord elects as hereinafter provided, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. If, without consent of Landlord, Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after the Expiration Date, Landlord may, in addition to its other rights, elect, in its sole discretion, to treat such holding over by Tenant as the creation of a month-to-month tenancy subject to all of the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a monthly Base Rent equal to one hundred fifty percent (150%) of the monthly Base Rent in effect during the last month of the term of the Lease. Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to quit the Premises and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises except in the event of nonpayment of rent in advance or the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

    Article XXV Covenant of Landlord.

        25.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Section 25.2 hereof.

        25.2 Landlord hereby reserves to itself and its successors and assigns the following rights: (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building; provided, however, that such change shall only occur after thirty
(30) days prior written notice to Tenant and Landlord shall be responsible for reimbursing Tenant all of its reasonable out-of-pocket costs incurred to change its stationery, business cards and similar items, (ii) to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such a manner as it deems best for the benefit of tenants generally, and (iii) to erect, use and maintain pipes and conduits in and through the Premises. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

        25.3 Landlord shall have the fight to change the location of the Premises or the location or designation of any space subject to any right of first opportunity hereunder (the "Option Space") under the following terms and conditions: (a) Landlord shall not have the right to change the location of the Premises if Tenant shall have commenced occupancy of the Premises; (b) Landlord shall not have the right to change the location of the Option Space if Tenant shall have commenced occupancy of the Option Space; (c) Landlord shall provide substitute space (the "Substitute Premises") of the same size on a floor in the Building not lower than the Premises with respect to the Premises and not lower than the Option Space with respect to the Option Space (in no event shall the Substitute Premises for either the Premises or the Option Space be reconfigured into multiple floors); and (d) provided that the terms of (a), (b) and (c) above are met, Landlord shall, at Landlord's sole cost and expense: (i) remove Tenant's furniture, fixtures and equipment from the Premises or the Option Space and reinstall them in the Substitute Premises; and (ii) construct the Substitute Premises in the same manner as required for the Premises or Option Space, as applicable.

    Article XXVI General Provisions.

        26.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession, minor punch list items and latent defects excepted.

        26.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord or Tenant.

        26.3 Broker. Landlord recognizes Insignia Barnes Morris and Grubb & Ellis of Metropolitan Washington, DC (the "Brokers") as the sole brokers procuring this Lease and shall pay said Brokers a commission therefor pursuant to a separate agreement between said Brokers and Landlord, Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

        26.4 Estoppel Certificate. Tenant agrees, at any time and from time to time and within twenty (20) days after written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the rent payable and dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating the address to which notices to Tenant should be sent, (v) stating the commencement and expiration dates of this Lease, including any optional renewals and (vi) certifying to such other matters as Landlord may reasonably request. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgagee.

        26.5 Waiver of Jury Trial. LANDLORD, TENANT, ALL GUARANTORS AND GENERAL PARTNERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. Tenant consents to service of process and any pleading relating to any such action at the Premises notice addresses set forth in Section 1.1 (k); provided, however, that nothing herein shall be construed as requiring such service at the Premises those locations. Landlord, Tenant, all Guarantors and all General Partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

        26.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly sent if delivered in person (with receipt therefor), or sent by recognized overnight delivery service or where sent by certified or registered mail, return receipt requested, first-class, postage prepaid, (i) if to Landlord at 1730 K Street, N.W., Washington, D.C. 20006, Suite 1204, Attn: Michael K. Gewirz, and (ii) if to Tenant at Tenant Address for Notices unless notice of a change of address is given pursuant to the provisions of this Article. All notices sent by hand delivery or recognized overnight delivery service shall be effective upon receipt and all notices sent by mail hereunder shall be deemed for all purposes to have been received by the addressee three (3) business days after the date of mailing.

        26.7 Invalidity of Particular Provision. If any provision of this Lease or tile application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        26.8 Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

        26.9 Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of. the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

        26.10 Entire Agreement. This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

        26.11 Authority. Landlord and Tenant hereby covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the District Of Columbia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

        26.12 Time of the Essence. Time is of the essence of each provision of this Lease.

        26.13 Attorney's Fees. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the prevailing party shall be entitled to reimbursement from the other party upon demand for any and all reasonable attorneys' fees and expenses so incurred by the prevailing party.

        26.14 Caption. Article and Section headings are used for convenience and shall not be considered when construing this Lease.

        26.15 No Recording. This Lease shall not be recorded. This Lease shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so may be treated by Landlord as an Event of Default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant by such act irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

        26.16 Governing Law. This Lease is governed under the laws of the District of Columbia. Landlord and Tenant agree that any litigation arising out of, or related to, this Lease shall be brought in the courts of the District of Columbia or in the United States District Court for the District of Columbia, and the Landlord and Tenant hereby consent to the venue of such courts.

        26.17 Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        26.18 Survival. Pursuant to the terms hereof, Landlord's and Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

        26.19 Force Majeure. If Landlord or Tenant is in any way delayed or prevented from performing any of its obligations under this Lease due to fire,' act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or ANY other cause beyond Landlord's or Tenant's (as the case may be) reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

        Article XXVII Right of First Opportunity.

        Throughout the Lease Term, subject to the rights of any existing tenants of the Building, Tenant shall have the right of first opportunity to lease any additional space that becomes available on the second (2nd) and third (3rd) floors of the Building (together, the "Floors"). Landlord agrees to provide Tenant with at least thirty (30) days prior written notice of any space on the Floors that Landlord is aware that will become available. If Tenant desires to lease the available space set forth in Landlord's notice (the "Available Space"), Tenant shall exercise such option by delivering written notice thereof to Landlord with fifteen (15) days after receipt of Landlord's notice. Tenant's exercise of such option shall be upon the following terms and conditions: (a) this Lease is in full force and effect; (b) no Event of Default then exists and no condition exists that with notice or the passage of time, or both, would constitute an Event of Default; (c) other than pursuant to Section 8.2(i), the Tenant named herein shall not have assigned or sublet its rights to an aggregate of more than fifty percent (50%) of the Premises; (d) once Tenant exercises its option, Tenant may not thereafter revoke such exercise; (e) Tenant's failure to timely deliver to Landlord Tenant's notice shall conclusively be deemed a waiver of Tenant's right to lease such space; (f) Tenant shall take such space in "AS IS" condition; (g) Tenant shall continue to pay Additional Rent (with an appropriate corresponding increase to Tenant's Percentage) and other charges under this Lease for such space pursuant to the terms of this Lease; (h) Base Rent for the first year of the lease of such space shall be ninety-five percent (95%) of the Fair Market Value Rate (as determined aforesaid) multiplied by the number of square feet comprising such space as of the commencement date for such space; (i) Base Rent during the second and all subsequent years during the lease of such space shall be computed in accordance with rental increase provisions applicable at the time the Base Rent for such space is being determined; 0) the amount and the terms of the Security Deposit may be adjusted by Landlord to correspond to the amount and the terms of the Security Deposit to be maintained by Tenant hereunder; and (k) the leasing of such space shall be for a term of not less than five (5) years nor exceed the Lease Term and otherwise be on the same terms and conditions as the leasing of the original Premises.

        Article XXVIII Building Security; Metro Shuttle.

        28.1 Access to the Building, elevator lobbies, suites, garage and elevators outside Building Hours will be by means of an electronic Kastle Systems key-card or Indentex type card access system (the "Access System"). Landlord, at its sole cost and expense, shall provide a reasonable number of access cards for Tenant's employees. The Access System shall be installed at each point of entry into the Building, including the main lobby, emergency exits, loading docks and loading doors, roof and penthouse access and garage doors. Key lock systems will be installed on all interior common areas, such as, restrooms, mechanical rooms and electrical closets. Metal roll-up doors will be installed at the loading dock and garage doors. In addition to the Access System, Landlord shall provide a Building lobby attendant with security responsibilities and a roving security guard during Building Hours. Landlord shall cause the garage operator to have a garage attendant present at the Building garage entrance booth at all times during Building Hours. In addition, the roving security guard shall systematically patrol the Building grounds. Tenant shall have the right to contact the Building lobby attendant who will arrange for or provide an escort to the Washington Navy Yard and the Navy Yard and Eastern Market Metrorail stations during Building Hours. Landlord will cause a partially clear-glass enclosure to be constructed around each of the parking garage elevator banks. If the security measures are not reasonably satisfactory to Tenant, Tenant may notify Landlord in writing thereof and Landlord and Tenant agree to then engage in discussions to resolve any outstanding issues.

        Landlord shall provide, or cause to be provided, a shuttle service (the "Shuttle") for the use by the Building tenants and their invitees. A Shuttle will have an approximately fifteen (15) person capacity. Access to the Shuttle shall be by means of an identification system established from time-to-time by Landlord. The Shuttle will operate on an approximately fifteen (15) minute continuous circuit from 7:00 a.m. to 7:00 p.m. Monday through Friday, excluding federal holidays, among the Building, the Washington Navy Yard and the Navy Yard and Eastern Market Metrorail stations. The Shuttle shall be subject to the reasonable rules and regulations that Landlord may establish from time-to-time. If the operation of the Shuttle is not reasonably satisfactory to Tenant, Tenant may notify Landlord in writing thereof and Landlord and Tenant agree to then engage in discussions to resolve any outstanding issues.

        Article XXIX Retail Space.

        Landlord anticipates that approximately twelve thousand (12,000) square feet of retail space will be located on the first (1st) floor of the Building. Landlord shall use commercially reasonable efforts to attract quality food service operations to the Building. Landlord will keep Tenant apprised of such progress. Prior to the opening of retail food service at the Building, Landlord will provide food service to Tenant under such reasonable terms as the parties may mutually agree upon. In addition, Landlord warrants to Tenant that food service from a retail tenant of the Building will be open and operational within one hundred eighty (180) days after the Lease Commencement Date. The costs and expenses in connection with the retail space will not be included in Operating Expenses.

        Article XXX Indoor Air Quality.

        Landlord represents and warrants that: (i) the HVAC system and other Building systems servicing the Building currently comply and during the Lease Term will comply with any and all local, state and federal indoor air quality laws and meet the minimum standards for operation contained with ASHRAE Standard 62-1989, as amended; (ii) as of the date hereof, there have been no indoor air quality problems discovered by Landlord with respect to the Building or the Building systems and Landlord has not received any complaints from tenants of the Building regarding the indoor air quality of the Building; (iii) Landlord shall monitor at least once per calendar year the indoor air quality and provide copies of the annual test results to Tenant; (iv) Landlord shall take reasonable steps to minimize the circulation of dust and chemicals during any construction in the Building; and (v) Landlord shall inform Tenant of (A) any complaints that it receives from other tenants of the Building regarding indoor air quality problems and (B) the steps taken by Landlord to investigate and remedy any such problem.

        Article XXXI Antenna.

        Tenant shall have the right, at its sole cost and expense, and for its own use, to install, maintain and operate upon a portion of the rooftop of the Building a single microwave dish or earth satellite dish (the "Rooftop Communications Equipment"). Tenant shall furnish detailed plans and specifications for the Rooftop Communications Equipment to Landlord for approval, such approval not to be unreasonably withheld; provided, however, Landlord shall have the right, in its sole discretion, to limit the location, size, height, width and weight of the Rooftop Communications Equipment and to prohibit any equipment that Landlord determines not to be aesthetically acceptable. The Rooftop Communications Equipment shall not constitute a nuisance or unreasonably interfere with the operations of Landlord or other tenants of the Building. Tenant understands that other tenants of the Building have or may have certain rights to install antenna and related equipment on the roof of the Building. Tenant shall be responsible for procuring whatever licenses or permits may be required for the use or operation of the Rooftop Communications Equipment, and Landlord makes no representations or warranties as to the permissibility under applicable laws of the Rooftop Communications Equipment. The Rooftop Communications Equipment shall be (i) be installed by a contractor reasonably acceptable to Landlord and (ii) shall be installed and operated in compliance with all applicable laws. There shall be no additional charge to Tenant for its use of the Rooftop Communications Equipment. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Rooftop Communications Equipment.

        Article XXXII Waiver of Landlord's Lien.

        Landlord hereby waives any lien rights that it may otherwise have with respect to Tenant's personal property, which shall include furniture, fixtures, equipment and any and all equipment and/or supplies utilized by Tenant in its business operations and Tenant shall have the right to remove the same from the Premises at any time without Landlord's consent.

        Article XXXIII Storage Space.

        Landlord agrees to lease to Tenant storage space in tile Building. At the time that Tenant desires to commence leasing storage space in the Building, Landlord and Tenant shall enter into a separate mutually agreeable storage space lease agreement that shall: (a) provide for an initial base rental rate of Twelve Dollars ($12.00) per square foot of storage space leased (subject to reasonable adjustment if Tenant has not elected to lease storage space as of the Lease Commencement Date; (b) provide that commencing on the first (I") anniversary of the commencement date of the storage space lease and on each subsequent anniversary thereafter, the annual base rent then in effect shall be increased by three percent (3%) over the annual base rent payable for the immediately preceding twelve (12) month period; (c) identify the size and location of the storage space; (d) establish the term of the storage space lease, not to exceed the Lease Term; (e) provide that the storage space shall be "AS IS", other than lighting shall be available for the storage space and access will be by a locked entry; (e) provide for such other customary and reasonable terms as Landlord and Tenant shall agree. DCLIB1/9041/7

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year hereinabove written.


WITNESS/ATTEST:                       LANDLORD:

                                      FEDERAL CENTER
                                      LIMITED PARTNERSHIP

                                      By: FEDERAL CENTER
                                                    MANAGEMENT LLC

                                      By: MICHAEL Y. GEWITZ        (SEAL)
----------------------------          ----------------------------

Name:                                 Name: Michael Y. Gewitz
----------------------------          ----------------------------

Title:                                Title: Managing Member
----------------------------          ---------------------------



WITNESS/ATTEST:                       TENANT:

                                      ANADAC, INC.


By: WARREN H. AMSON, JR.              By: MELINDA K. JENSEN        (SEAL)
----------------------------          ----------------------------

Name: Warren H. Amson, Jr.            Name: Melinda K. Jensen
----------------------------          ----------------------------

Title: Sr. VP                         Title: CFO
----------------------------          ---------------------------

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of December 1, 1999, and is by and between FEDERAL CENTER LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Landlord") and ANADAC, INC., a Virginia corporation ("Tenant").

     WHEREAS, Landlord and Tenant have previously entered into that certain office lease amendment dated April 2, 1999 (the "Lease"), pursuant to which Tenant leased certain office space representing the entire sixth (6th) floor (the "Premises") of a multi-story office building to be constructed by Landlord, and to be located at 300 M Street, S.E., Washington D.C. (the "Building");

     WHEREAS, pursuant to and in accordance with Section 25.3 of the Lease, Landlord has the right to change the location of the Premises to a floor not lower than the Premises;

     WHEREAS, Landlord and Tenant desire to change the location of the Premises from the sixth (6th) floor of the Building to the eighth (8th) floor of the Building, as more particularly set forth herein.

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Definitions. Defined or capitalized terms used herein and not otherwise defined shall have the same meanings as in the Lease.

     2.   Amendments. The Lease is hereby amended as follows:

          a. Premises. Section 1.1(b) of the Lease is hereby deleted in its entirety and replaced with the following:

                    "Premises: Approximately thirty-six thousand eighty-six (36,086) square feet, representing the entire eighth (8th) floor of the Building as identified on Exhibit A attached hereto and made a part hereof. The foregoing measurement of the Premises and the Building shall be determined by Landlord's architect in accordance with the ANSI/BOMA Standard Method of Measurement, which measurement shall be subject to review and approval by Tenant's architect not later than one hundred twenty (120) days after the date hereof."

          b. Base Rent. Section 1.1(e) of the Lease is hereby deleted in its entirety and replaced with the following:

                  "Base Rent: One Million Eighty-Two Thousand Five Hundred Eighty Dollars ($1,082,580) per annum ($30.00 per square foot), payable in equal monthly installments of Ninety Thousand Two Hundred Fifteen Dollars ($90,215), net of the costs of electricity, which amount is subject to adjustment as provided in Section 4.2 hereof. The phrase "net of costs of electric" shall mean that Tenant shall pay for all direct and actual electricity used for the Premises and Tenant's Operating Expense Percentage of direct and actual electricity used for the Building."

          c. Tenant's Operating Expense Percentage. Section 1.1(h)(A) of the Lease is hereby deleted in its entirety and replaced with the following:

                  "Tenant's Operating Expense Percentage: The ratio that the square feet of rentable area in the Premises bears to the square feet of office rentable area in the Building, which Tenant's Operating Expense Percentage is initially estimated to be 13.03%."

          d. Tenant's Real Estate Percentage. Section 1.1(h)(B) of the Lease is hereby deleted in its entirety and replaced with the following:

                  "Tenant's Real Estate Percentage: The ratio that the square feet of rentable area in the Premises bears to the square feet of rentable area in the Building, which Tenant's Real Estate Percentage is initially estimated to be 12.80%."

          e. Security Deposit. Section 1.1(i) of the Lease is hereby deleted in its entirety and replaced with the following:

                  "Security Deposit: A letter of credit in the amount of Two Hundred Seventy Thousand Six Hundred Forty-Five Dollars ($270,645.00), subject to adjustment as set forth in Article XIII hereof."

          f. Exhibit A. Exhibit A (Floor Plan) currently attached to the Lease is hereby replaced with Exhibit A attached to this Amendment.

          g. Schedule 2. Schedule 2 (Conceptual Construction Plan) to Exhibit B currently attached to the Lease is hereby replaced with
               Schedule 2 attached to this Amendment.

      3. Retail Space. Landlord and Tenant agree that Article XXIX of the Lease is modified to reflect that at least five thousand (5,000) square feet of retail space will be located on the first (1st) floor of the Building.

      4. Ratification. Except as expressly modified by this Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

      5. Counterparts. This First Amendment to Lease may be executed in one or more counterparts, each of which shall be deemed an original notwithstanding that all parties are not signatory to the same counterpart.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under seal on the date and year first above written.

                                        LANDLORD:

WITNESS:                                Federal Center Limited Partnership

                                        By:  Federal Center Management, LLC,
                                               general partner

/s/ STEVEN D. GEWITZ                         By: /s/ MICHAEL Y. GEWITZ
------------------------------                   -------------------------------
Name: Steven D. Gewitz                           Name: Michael Y. Gewitz
                                                 Title: Member


[STAMP ILLEGIBLE]

ATTEST:

/s/ [SIGNATURE ILLEGIBLE], Notary Public
-------------------------

                                        TENANT:

                                        ANADAC, Inc.

                                        By: /s/ MELINDA K. JENSEN
-------------------------                   ------------------------------------
Name:                                       Name: Melinda K. Jensen
[Assist] Secretary                          Title: CFO

                           SECOND AMENDMENT TO LEASE


     THIS SECOND AMENDMENT TO LEASE (this "Amendment") is dated as of April 11, 2001 between FEDERAL CENTER LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Landlord"), and ANADAC, INC., a Virginia corporation ("Tenant").

     WHEREAS, Landlord and Tenant have previously entered into that certain Office Lease dated April 2, 1999, as amended by that certain First Amendment to Lease dated as of December 1, 1999 (as so amended, the "Lease"), pursuant to which Tenant leases certain office space representing the entire eighth (8th) floor (the "Premises") of a multi-story office building being constructed by Landlord at 300 M Street, S.E., Washington D.C.; and

     WHEREAS, Landlord and Tenant desire to modify the terms for the construction of the Tenant Improvements, as more particularly set forth herein.

     NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Definitions. Defined or capitalized terms used herein and not otherwise defined shall have the same meanings as in the Lease.

     2.  Amendments. The Lease is hereby amended as follows:

         a. Lease Commencement Date. Section 1.1(d) of the Lease is hereby deleted in its entirety and replaced with the following:

             "Lease Commencement Date: Subject to the terms of this Lease including, without limitation, Section 3.3(c) of this Lease, the date that is the Target Completion Date."

         b. Tenant Improvements. Section 1.1(k) of the Lease is hereby deleted in its entirety and replaced with the following:

             "Tenant Improvements: Subject to Section 3.3(c) of this Lease, the improvement of the Premises will be completed in accordance with Exhibit B to this Lease."

     c.   Term.

          i. The first unlettered paragraph of Section 3.3 of the Lease is hereby deleted in its entirety and replaced with the following:

                   "It is presently anticipated that the following construction milestones will be satisfied by Landlord. Landlord and Tenant agree that in the event the following construction milestones are not satisfied by Landlord for any reason whatsoever, this Lease shall not be void or voidable except to the extent expressly set forth below, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except to the extent expressly set forth below."

          ii. Section 3.3(c) of the Lease is hereby deleted in its entirety and replaced with the following:

                   "(c) Landlord is responsible for the construction of the Premises to the Base Building Conditions as described on Schedule B-1 (formerly Schedule 4 to Exhibit B) to Exhibit B to this Lease (the "Base Building Construction"), in accordance with all laws, rules, statutes, regulations and/or ordinances of any governmental agency or body having jurisdiction over the Building, including, but not limited to, ADA (as hereinafter defined). To the extent that the description or depiction of the Base Building Conditions in the Construction Drawings (as defined in Exhibit B), the Base Building Construction Completion List (as hereinafter defined) or the Concurrent Base Building Construction (as hereinafter defined) varies from Schedule B-1, the term "Base Building Construction" will mean construction of the Premises to the Base Building Conditions as the same might be modified by any of the foregoing. Landlord shall indemnify Tenant, and hold Tenant harmless from and against all costs, damages, claims, liabilities, fines, suits and expenses of any kind (including attorney's fees) asserted by or on behalf of any person, entity, or governmental authority against Tenant based on or arising out of Landlord's failure to comply with any applicable code, rule, regulation or other governmental requirement, including without limitation the provisions of the ADA, with regard to the Base Building Construction and/or Concurrent Base Building Construction. Landlord and Tenant have agreed that certain of the Base Building Construction as set forth on Schedule B-2 to Exhibit B to this Lease (the "Concurrent Base Building Construction") and the Work (as
          defined in Exhibit B) will proceed concurrently; provided that, Landlord will cause the Concurrent Base Building Construction to be performed in a manner that will not cause a Landlord Delay. A "Landlord Delay" shall mean (i) Landlord's failure to Substantially Complete the Concurrent Base Building Construction by the Target Completion Date, or (ii) Landlord's construction of the Concurrent Base Building Construction and/or Base Building Construction Completion List in such a manner as would cause unreasonable interference or delay with Tenant's construction and completion of the Work, which, in either event is not caused by a Tenant Delay. The Target Completion Date will be extended by one (1) day for each day of Landlord Delay, but only to the extent such Landlord Delay delays Tenant in its completion of the Work by the Target Completion Date. In addition to any such day for day extension of the Target Completion Date, in the event of any Landlord Delay, Landlord shall be responsible for the payment of (i) any and all reasonable costs and expenses incurred by Tenant in the design, re-design of the Work and/or the completion of the Concurrent Base Building Construction and/or Base Building Construction Completion List, and (ii)(A) a sum equal to the product of: (1) the positive difference, if any, between
          (a) the product of the actual per diem holdover rental payment made by Tenant commencing as of October 1, 2001 under that certain lease agreement dated July 27, 1995 between Third Gould Limited Liability Company, as landlord, and Tenant, with respect to certain leased premises at 2611 Jefferson Davis Highway, and that certain U.S. Airways Sublease dated January 25, 1995 in which Tenant subleases certain premises at 2345 Crystal Drive (together, the "Crystal City Lease"), multiplied by the lesser of (i) the rentable square feet leased by Tenant under the Crystal City Lease or (ii) the rentable square feet comprising the Premises and (b) the product of the per diem rental payment (both base rent and additional rent) that Tenant would be paying under the Crystal City Lease if the Tenant were not obligated to pay holdover rent under the Crystal City Lease; and (2) the number of days that elapse between and including October 1, 2001 and the date that the Concurrent Base Building Construction and/or Base Building Construction List is Substantially Completed, and (B) other actual, out-of-pocket damages, costs or expenses incurred by Tenant due to any third-party vendors and contractors, including, but not limited, to, Tenant's contractor and architect that is the result of any Landlord Delay that causes the Target Completion Date to be extended forty-five (45) days or more. In no event shall the liability of Landlord for the payment of any holdover rent under Section 3.3(c)(ii)(A) exceed an amount equal to a per diem holdover rental payment equal to $3,200; provided, further, that Landlord will have the right in lieu of any payment of holdover rent as aforesaid to provide Tenant one day of rent abatement under this Lease for each day that Landlord would otherwise be obligated to pay any day of holdover rent as aforesaid. In no event will the Lease Commencement Date be extended beyond the date of Tenant's completion of the Work. The term "Base Building Construction Completion List" shall mean that Tenant has delivered to Landlord on or before May 14, 2001 a detailed list describing Landlord's failure to complete the Base Building Construction in accordance with the terms of this Lease, which Base Building Construction List may not include any of the items set forth in that certain Memorandum and accompanying materials from Tenant's CM (as defined in Exhibit B ) dated April 2, 2001. A "Tenant Delay" shall mean Landlord is delayed in completing the Base building Construction or Concurrent Base Building Construction due to Tenant's construction of the Work in such a manner as would cause unreasonable interference with Landlord's contractors in their completion of the Base Building Construction or Concurrent Base Building Construction. The date for completion of the Base Building Construction and/or Concurrent Base Building Construction shall be extended by one (1) day for each day of Tenant Delay, but in no event shall the Target Completion Date be extended for any Tenant Delay.

          d. Tenant Alterations. The first sentence of Section 10.1 of the Lease is hereby deleted in its entirety and replaced with the following: "The improvement of the Premises will be completed in accordance with Section 3.3(c) and Exhibit B to this Lease."

          e. Exhibit B - Work Agreement. Exhibit B currently attached to the Lease is hereby replaced in its entirety (including any schedules thereto) with Exhibit B attached to this Amendment.

     3. Delivery of the Premises. As of the date hereof, Landlord hereby delivers the Premises to Tenant and Tenant hereby accepts delivery of the Premises from Landlord, subject to the terms and conditions hereof, for the purposes of performing the Work. Tenant agrees to comply with all of the covenants, duties and obligations of Tenant under the Lease, other than the obligations to pay Base Rent and Additional Rent, from the date of this Amendment until the Lease Commencement Date. Notwithstanding the foregoing, Tenant will have no maintenance and repair obligations with respect to the Premises until the Lease Commencement Date except to the extent any repairs to the Premises are necessitated due to the Work or any damage caused by Tenant or its agents, employees or contractors.

     4. Ratification. Except as expressly modified by this Amendment, all other terms conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

     5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original notwithstanding that all parties are not signatory to the same counterpart.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under and on the date and year first above written.


                              LANDLORD:

WITNESS:                      Federal Center Limited Partnership


                              By: Federal Center Management, LLC,
                                  general partner


/s/ STEVEN D. GEWITZ          By: /s/ MICHAEL Y. GEWITZ
-------------------------     -----------------------------
                              Name:  Michael Y. Gewitz
                              Title: Member



                              TENANT:

WITNESS:                      ANADAC, Inc.


/s/ CHRISTOPHER WOLF          By: /s/ D.P. SARGENT
----------------------            ------------------------
Name: Christopher Wolf        Name:  D.P. Sargent
                              Title: SVP-Defense